UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006

Net Perceptions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 22nd Floor, Stamford, Connecticut 06901
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (203) 428-2040

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Previous independent registered public accounting firm.

(i) On October 11, 2006, Net Perceptions, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm.

(ii)  The report of PricewaterhouseCoopers LLP on the Company’s financial statements for the fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The Company’s Audit Committee recommended and approved the decision to change independent registered public accounting firms.

(iv) During the fiscal years ended December 31, 2005 and 2004 and through October 11, 2006, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of such disagreements in connection with its audit report on the financial statements for such years. During the fiscal years ended December 31, 2005 and 2004 and through October 11, 2006, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

(v) The Company has given permission to PricewaterhouseCoopers LLP to respond fully to the inquiries of the successor auditor.

(vi) The Company has requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. Such letter is expected to be filed by amendment.

(b)	New independent registered public accounting firm.

On October 11, 2006, on the recommendation of the Company’s Audit Committee, the Company authorized the engagement of McGladrey & Pullen, LLP ("McGladrey") as its independent registered public accounting firm to audit the Company’s financial statements as of and for the fiscal year ending December 31, 2006.

Item 8.01	Other Events.

(a)	Lock-up Agreements.

Messrs. Warren B. Kanders, David A. Jones and Nicholas Sokolow, each being a director of the Company, and Mr. Albert W. Weggeman, the Chief Executive Officer and President of the Company, have severally entered into agreements with the Company pursuant to which, prior to October 3, 2009, they will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly or indirectly by them (including holding as a custodian), provided, however, that there are certain exceptions for transfers to family members or estate planning entities, for the payment of income taxes related to the receipt of any such shares, or for sales or other transfers with the prior permission of the Board of Directors. A copy of the form of agreement is filed herewith as Exhibit 10.1.

(b)	Option Award for Chief Executive Officer.

As reported in the Company's Current Report on Form 8-K dated September 22, 2006, under the terms of the Employment Agreement between the Company and Mr. Albert W. Weggeman, who is now the Chief Executive Officer and President of the Company, the Company agreed to grant Mr. Weggeman an option to purchase up to 2,491,419 shares of Common Stock, of which options to purchase 1,245,709 shares (the "Time-vesting Options") would vest in 3 equal consecutive annual tranches commencing October 3, 2007, and the balance would vest only upon the achievement of certain performance targets. The Company has decided to provide that the Time-vesting Options will instead vest in 36 equal consecutive monthly tranches commencing November 3, 2006.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit no.	Description

10.1	Form of Lock-up Agreement between the Company and certain directors and the Chief Executive Officer.

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission regarding change in certifying accountants, which is expected to be filed by amendment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Net Perceptions, Inc.

Date: October 17, 2006	By:	/s/ Nigel P. Ekern
Nigel P. Ekern,
Chief Administrative Officer

Exhibit Index

Exhibit no.	Description

10.1	Form of Lock-up Agreement between the Company and certain directors and the Chief Executive Officer.

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission regarding change in certifying accountants, which is expected to be filed by amendment.